Exhibit 10.2

SUPPLEMENTAL INDENTURE
THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of August 7, 2026, by and among INNOVATE Corp. (f/k/a HC2 Holdings, Inc.), a Delaware corporation (the “Company”), the subsidiary guarantors party to the Indenture referred to below (the “Subsidiary Guarantors”) and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”) and collateral trustee (the “Collateral Trustee”) under the Indenture referred to below.
W I T N E S S E T H
WHEREAS, the Company and Subsidiary Guarantors have heretofore executed and delivered to the Trustee and the Collateral Trustee an indenture, dated as of August 4, 2025 (as supplemented and amended through the date hereof, the “Indenture”), providing for the issuance of 9.5% Convertible Senior Secured Notes due 2027 (the “Notes”);
WHEREAS, subject to certain exceptions inapplicable hereto, (i) Section 16.02 of the Indenture provides that the Company may amend or supplement the Indenture with the consent of not less than a majority in Principal Amount of the outstanding Notes, and (ii) Section 13.02(a)(4) of the Indenture provides that the Liens on the Collateral securing the Notes will be automatically released, including the release of all or substantially all of the Collateral, in whole or in part, if approved by the Holders of at least 66 2/3% of the aggregate principal amount of the Notes (such consenting and approving Holders under (i) and (ii), the “Requisite Holders”, as applicable);
WHEREAS, as evidenced by the Officer’s Certificate delivered to the Trustee by the Company on the date hereof, pursuant to Section 16.03 of the Indenture, the Requisite Holders as of the date hereof have delivered their consents to (i) amend the Indenture as set forth in Article 2 herein in accordance with the provisions of the Indenture, (ii) consent to the DBMG Sale (as defined below), and (iii) waive any potential Default or Event of Default that may have occurred, or that may arise under the Indenture, directly or indirectly, as a result of the DBMG Sale;
WHEREAS, pursuant to Section 16.03 of the Indenture, the Trustee has received an Officer’s Certificate and an Opinion of Counsel from the Company and is authorized to execute and deliver this Supplemental Indenture; and
WHEREAS, all conditions necessary to authorize the execution and delivery of this Supplemental Indenture and make it a valid and binding obligation of the Company, in accordance with its terms, have been done, performed or waived.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Trustee covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

ARTICLE 1.
DEFINITIONS
Section 1.01     Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
ARTICLE 2.
AMENDMENTS
Section 2.01    Amendments to Indenture. The terms of the Indenture shall be amended as set forth in this Article 2.
a)    Section 1.01 of the Indenture is hereby amended by:

(i) adding the following definitions in their relevant alphabetical location:

“DBMG” means, collectively, DBM Global, Inc., a Delaware corporation, and its Subsidiaries.

“DBMG Sale” means the sale or disposition by the Company or its Subsidiaries to IES Holdings, Inc. or its affiliates, in one or a series of related transactions, of all or substantially all of the assets of, or equity interests in, DBMG, whether by merger of DBMG, sale of the issued and outstanding equity of DBMG, or sale of the assets of DBMG.

(ii) inserting a new sentence at the end of the definition of “Fundamental Change” as follows:

“For the avoidance of doubt, a DBMG Sale shall constitute a Fundamental Change.”

b)    The first paragraph of Section 5.02 of the Indenture shall be amended and restated in its entirety as follows:

“At least 10 days but not more than 60 days before a Redemption Date in connection with a Redemption, the Company shall , notwithstanding Section 17.02 hereof, deliver a written notice of redemption (a “Notice of Redemption”) in person, electronically, by first-class mail, postage prepaid, facsimile transmission or overnight air courier guaranteeing next day delivery (unless such notice recipient consents to an alternative form of delivery), to the Trustee, the Paying Agent and each Holder of Notes to be redeemed.”

c)    Section 10.01 of the Indenture is hereby amended by inserting a new sentence at the end as follows:

“Notwithstanding the foregoing, in no event shall a DBMG Sale constitute a Business Combination Event, and such DBMG Sale shall be permitted under this Indenture.”

d)    A new Section 17.20 is hereby added in its entirety as follows:

Section 17.20. The DBMG Sale
Notwithstanding anything herein or in any other Notes Document to the contrary: (a) all net cash proceeds of the DBMG Sale shall be held in a deposit account subject to a Control Agreement at all times prior to the redemption of the New Senior Secured Notes, (b) all non-cash proceeds of the DBMG Sale shall be subject to a valid and enforceable perfected Lien, in favor of the Collateral Trustee for the benefit of the Holders of Notes, superior to and prior to the rights of all third Persons and subject to no other Liens (other than a first-priority Lien securing the Company’s obligations under the First Lien Obligations (as defined under the Intercreditor Agreement) and other junior liens in accordance with the Intercreditor Agreement), and (c) all such non-cash proceeds shall be the property of the Company at all times prior to a disposition of such proceeds to a Person who is not an Affiliate of the Company for 100% cash consideration.
ARTICLE 3.
CONSENT AND WAIVER
Section 3.01    Consent. Any DBMG Sale is hereby irrevocably consented to in all respects. The release of the Liens in favor of the Collateral Trustee, for the benefit of the Holders, on any assets included in the Collateral disposed of pursuant to the DBMG Sale (but not Liens on the proceeds thereof), is hereby irrevocably consented to pursuant to Section 13.02(a)(4) of the Indenture, with the Liens on such Collateral to be automatically released only upon the consummation of the DBMG Sale.
Section 3.02    Waiver of Defaults. Any and all Defaults, Events of Default or other defaults that may have occurred, or that may arise under the Indenture, directly or indirectly, as a result of any DBMG Sale are hereby irrevocably waived in all respects.
ARTICLE 4.
MISCELLANEOUS
Section 4.01     DBMG Sale. The Company shall use commercially reasonable efforts to consummate the DBMG Sale.
Section 4.02     Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO

THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
Section 4.03    Severability. In case any provision in this Supplemental Indenture is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.
Section 4.04    Counterpart Originals. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy will be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture and signature pages for all purposes.
Section 4.05    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
Section 4.06    The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and not by the Trustee, and all of the provisions contained in the Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of this Supplemental Indenture as fully and with like effect as if set forth herein in full.
Section 4.07    Indemnification.
a)    The Company agrees to indemnify and hold harmless each Requisite Holder and each of its respective Affiliates, successors and assignors and all their respective officers, directors (or equivalent managers), members, partners, trustees, employees, equity holders, advisors, agents and other representatives of each of the foregoing and their respective successors and permitted assigns (each, an “Indemnified Person”) from and against any and all actual losses, claims, damages, and liabilities, joint or several, to which any such Indemnified Person may become subject arising out of, in connection with, or as a result of this Supplemental Indenture or the DBMG Sale, or any claim, litigation, investigation or proceeding, actual or threatened, relating to any of the foregoing (limited, in the case of legal fees of any Requisite Holder, to (i) one counsel for all such Requisite Holders taken as a whole (and, in the case of an actual or perceived conflict of interest, where the applicable Indemnified Person affected by such conflict informs you of such conflict and thereafter retains its own counsel, one additional counsel to such affected Indemnified Person), (ii) if necessary, a single local counsel for all such Requisite Holders taken as a whole in each relevant jurisdiction (and, in the case of an actual or perceived conflict of interest, where the applicable Indemnified Person affected by such conflict informs you of such conflict and thereafter retains its own counsel, one additional counsel to such affected Indemnified Person in each relevant jurisdiction), which may include special counsel acting in multiple jurisdictions, and (iii) if necessary, a single regulatory and/or specialty counsel for all such Requisite Holders taken as a whole for each relevant specialty area (and, in the case of an actual or perceived conflict of interest, where the applicable Indemnified Person affected by such conflict informs you of such conflict and thereafter retains its own counsel, one additional counsel to such affected Indemnified Person for each relevant specialty area), in each case, regardless of whether any Indemnified Person is a party thereto, whether or not the transactions contemplated hereby are consummated, and whether or not such proceeding is brought by you, your equity holders, affiliates, creditors, or any other third person); provided that no Indemnified Person will be entitled to indemnity hereunder in respect of any loss, claim, damage, liability or related expense to the extent that it is found by a final, non-appealable judgment of a court of competent jurisdiction that such loss, claim, damage, liability or expense that arises from (i) the bad faith, fraud, gross negligence or willful misconduct of, or material breach of this Supplemental Indenture by, as determined by a court of competent jurisdiction in a final and non-appealable decision, such Indemnified Person (or any of its Affiliates, successors and assignors and their respective officers, directors (or equivalent managers), members, partners, trustees, employees, equity holders, advisors, agents and other representatives) (it being agreed that a Requisite Holder’s compliance with, or execution, implementation or consummation of, as applicable, this Supplemental Indenture and the DBMG Sale contemplated hereby shall not be deemed bad faith, fraud, gross negligence or willful misconduct) or (ii) any disputes solely among Indemnified Persons and not arising out of any act or omission of the Company. In no event will any Indemnified Person, any other party hereto, the Company or any of its officers, directors, partners, trustees, employees, managed funds and accounts, shareholders, advisors, agents, representatives, attorneys and controlling persons and each of their respective heirs, successors and assigns be liable on any theory of liability for indirect, special, or consequential damages, lost profits or punitive damages in connection with this Supplemental Indenture or the DBMG Sale; provided that the foregoing shall not limit the Company’s indemnification obligations to the Indemnified Persons in respect of damages incurred or paid by an Indemnified Person to a third party.

b)    The Company shall not be liable for any settlement of any proceeding (or expenses relating thereto) effected without the Company’s consent (which consent shall not be unreasonably withheld, conditioned or delayed), but if settled with the Company’s written consent, or if there is a final judgment against an Indemnified Person in any such proceeding, the Company agrees to indemnify and hold harmless such Indemnified Person to the extent and in the manner set forth above. The Company shall not, without the prior written consent of the affected Indemnified Person, effect any settlement of any pending or threatened proceeding against such Indemnified Person in respect of which indemnity could have been sought hereunder by such Indemnified Person, unless such settlement (a) includes an unconditional release of such Indemnified Person from all liability and claims that are the subject matter of such proceeding, (b) does not include any statement as to any admission of fault or culpability, and (c) includes customary confidentiality and non-disparagement agreements; provided that, for the avoidance of doubt, no settlement pursuant to this sentence shall be binding on any Indemnified Person without such Indemnified Person’s consent. Each Indemnified Person shall be obligated to refund or return any and all amounts paid by the Company under this paragraph to such Indemnified Person for any losses, claims, damages, liabilities and expenses to the extent such Indemnified Person is not entitled to payment of such amounts in accordance with the terms hereof, as determined by a final non-appealable order of a court of competent jurisdiction.
c)    If any proceeding is instituted involving any Indemnified Person for which indemnity is to be sought hereunder by such Indemnified Person, then such Indemnified Person will, to the extent permitted in connection with such proceeding, promptly notify the Company of the commencement of any such proceeding; provided, however, that the failure to notify the Company will not relieve the Company from any liability that the Company may have to such Indemnified Person hereunder.
d)    The indemnity and expense reimbursement obligations set forth herein (i) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Requisite Holders or any other Indemnified Person and (ii) shall be binding on any successor or assign of the Company and the successors or assigns. For the avoidance of doubt, the indemnity provided in this Section 4.07 shall not apply to any taxes other than any taxes that represent losses, claims or damages arising from any non-tax claim.
e)    The Company shall reimburse each Requisite Holder on the date hereof, for reasonable and documented fees and out-of-pocket expenses (inclusive of any reasonable estimate of fees and expenses through and including the date hereof), which shall be limited to the charges of Gibson, Dunn & Crutcher LLP, as counsel, incurred in connection with the preparation of this Supplemental Indenture or the DBMG Sale.
Section 4.08    Effectiveness. This Supplemental Indenture shall become effective upon (i) execution by the parties hereto, and (ii) payment of all accrued fees and expenses of Gibson, Dunn and Crutcher LLP as counsel to the Holders. Except as supplemented hereby, all provisions in the Indenture shall remain in full force and effect.
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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.
INNOVATE Corp.
By: /s/ Michael J. Sena
Name: Michael J. Sena
Title: Chief Financial Officer and
Corporate Secretary
INNOVATE 2 Corp.
By: /s/ Michael J. Sena
Name: Michael J. Sena
Title: Chief Executive Officer and
Chief Financial Officer
DBM Global Intermediate Holdco Inc.
By: /s/ Michael J. Sena
Name: Michael J. Sena
Title: Chief Executive Officer and
Chief Financial Officer
U.S. Bank Trust Company, National Association,
As Trustee
By: /s/ Quinton M. DePompolo
Name: Quinton M. DePompolo
Title: Vice President
U.S. Bank Trust Company, National Association,
As Collateral Trustee
By: /s/ Quinton M. DePompolo
Name: Quinton M. DePompolo
Title: Vice President
[Signature Page to Supplemental Indenture to New Convertible Secured Notes Indenture]